Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT

DATED AS OF

JUNE 6, 2011

BETWEEN

GENPACT LIMITED

AND

GE CAPITAL (MAURITIUS) HOLDINGS LIMITED

TABLE OF CONTENTS

Page

Section 1.	Definitions	1

Section 2.	Rules of Interpretation	3

Section 3.	Demand for Registration	3

Section 4.	Other Registration	5

Section 5.	Underwritings; Cut-backs	6

Section 6.	Obligations of the Company	6

Section 7.	Expenses	8

Section 8.	Indemnification	8

Section 9.	Holdback Agreement	10

Section 10.	Reports Under Exchange Act	11

Section 11.	Limitations on Other Registration Rights	11

Section 12.	Seller Information	11

Section 13.	Notice to Discontinue	11

Section 14.	Binding Effect; Assignability; Benefit	12

Section 15.	Notices	12

Section 16.	Waiver; Amendment; Termination	14

Section 17.	Governing Law; Venue	14

Section 18.	WAIVER OF JURY TRIAL	14

Section 19.	Specific Enforcement; Cumulative Remedies	15

Section 20.	Entire Agreement	15

Section 21.	Severability	15

Section 22.	Counterparts; Effectiveness	15

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of June 6, 2011, between Genpact Limited (the “Company”) and GE Capital (Mauritius) Holdings Limited (“GECM”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

WHEREAS the Company wishes to provide GECM with certain rights to register Common Shares on the terms set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows.

Section 1. Definitions. The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, to cause the direction of, the management and/or policies of a Person, whether through ownership or control of more than fifty percent (50%) of the voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law to close.

“Company” has the meaning set forth in the recitals.

“Common Shares” means the ordinary shares of the Company and any capital stock of the Company into which Common Shares may hereafter be converted changed, reclassified or exchanged.

“Demand Registration” has the meaning set forth in Section 3(a).

“Demand Request” has the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FINRA” has the meaning set forth in Section 7.

 “GECM” has the meaning set forth in the recitals.

“Holder” means (i) GECM and (ii) any direct or indirect transferee of GECM that shall become a party to this Agreement in accordance with Section 14(b).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including, as applicable, any domestic or foreign federal, state or local government, governmental authority, department, commission, board, bureau, agency, court, instrumentality, or judicial or regulatory body or entity.

“Registration Expenses” has the meaning set forth in Section 7.

“Registrable Securities” means, at any time, any and all Common Shares held by any Holder or issued or issuable upon conversion or exercise of any other Common Shares held by any Holder until (i) a registration statement covering such Common Shares has been declared effective by the SEC and such Common Shares have been disposed of pursuant to such effective registration statement, (ii) such Common Shares are sold pursuant to Rule 144 (or any successor or similar provision then in force) under the Securities Act, (iii) the entire amount of such Common Shares owned by such Holder may be sold in a single sale, in the opinion of counsel satisfactory to the Company and such Holder, without any limitation as to volume under Rule 144 (or any successor or similar provision then in force) under the Securities Act, or (iv) such Common Shares are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Common Shares not bearing any applicable required legend, and such Common Shares may be resold without subsequent registration under the Securities Act; provided, that, notwithstanding clause (iii) above, the Common Shares held by a Holder shall be deemed Registrable Securities for the purposes of Section 4(b) hereof for so long as such Holder holds at least three (3%) percent of the then outstanding Common Shares of the Company, calculated based upon the number of Common Shares reported as outstanding on the cover page of the Company’s most recent periodic report filed with the SEC.

“SEC” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

“Transfer” means, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer, whether directly or indirectly or through hedging or similar derivative transactions, or agree or commit to do any of the foregoing (whether by operation of law or otherwise and whether for lawful consideration or no consideration) and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer or hedging or similar derivative transaction or any agreement or commitment to do any of the foregoing.

“Valid Business Reason” has the meaning set forth in Section 3(d).

“Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading.

Section 2. Rules of Interpretation.

Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a) Calculation of Time. When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day.

(b) Dollars. Any reference in this Agreement to “$” or “dollars” means United States dollars.

(c) Share Numbers and Ownership Amounts or Percentages. All references in this Agreement to share numbers or amounts shall be appropriately adjusted for any stock splits, stock dividends, recapitalizations or the like with respect to such shares occurring after the date hereof.

(d) Consents, Approvals or Notices. Any consent, approval or notice that may be given, delivered or provided or is otherwise required to be given, delivered or provided under this Agreement, whether or not in the exercise of rights under this Agreement, shall be required to be given, delivered or provided in writing in accordance with the provisions of Section 15.

(e) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(f) Headings. The provision of a Table of Contents, the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or other subdivisions are to the corresponding Section or subdivision of this Agreement unless otherwise specified.

(g) Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(h) Including. All references herein to “including” and words of similar import shall be deemed to mean “including without limitation,” or words of similar import.

Section 3. Demand for Registration.

(a) If the Company shall receive at any time, a written request (a “Demand Request”) from any Holder (a “Demand Shareholder”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price in excess of $75 million (a “Demand Registration”), then the Company shall, subject to Section 3(d), and, provided, that the Demand Shareholder at the time of delivery of the Demand Request holds not less than 5% of the outstanding Common Shares of the Company:

(i) as soon as practicable, and in any event within sixty (60) days of the receipt of such Demand Request, file a registration statement under the Securities Act covering all Registrable Securities which the Demand Shareholder requests to be registered, subject to Section 5; and

(ii) use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(b) If the Demand Shareholder intends to distribute the Registrable Securities covered by the Demand Request by means of an underwriting, the Demand Shareholder shall so advise the Company as a part of the Demand Request made pursuant to Section 3(a). The underwriter for such Demand Registration will be a nationally recognized investment bank selected by the Company with the approval of the Demand Shareholder (which approval shall not be unreasonably withheld, delayed or conditioned) and the terms of such Demand Registration shall be subject to Section 5. Within three (3) Business Days after (x) the receipt of a request for a Demand Registration from the Demand Shareholder or (y) the receipt of a written request from a holder of more than 5% of the outstanding Common Shares of the Company that the Company file a registration statement under the Securities Act covering the registration of Common Shares with an anticipated aggregate offering price in excess of $75 million, the Company shall (i) give written notice thereof to each other Holder (other than the Demand Shareholder which has requested a registration under Section 3(a)) and (ii) subject to Section 6, include in such registration statement all of the Registrable Securities held by such Holders from whom the Company has received a written request for inclusion therein within five (5) Business Days of the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Holder to respond within such five (5) Business Day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder’s rights under this Section 3(b). Any Holder may waive its rights under this Agreement prior to the expiration of such five (5) Business Day period by giving written notice to the Company, with a copy to the Demand Shareholder.

(c) The Company shall not be obligated to pay the Registration Expenses of a Demand Request pursuant to this Section 3(a) if Registrable Securities shall have been sold pursuant to a Demand Registration (or a Demand Registration shall have become effective) in the twelve (12) month period prior to the receipt of such Demand Request but such Registration Expenses shall instead be borne by the holders of the Registration Securities participating in such Demand Registration pursuant to Section 3(b), pro rata based on the number of shares of Registrable Securities sold by such holder thereof and the Company shall be promptly reimbursed (by wire transfer) by such holders for any such out-of-pocket Registration Expenses incurred by the Company upon the submission of invoices for such expenses by the Company to such holders; provided, however, that, if the effective date of any such subsequent Demand Registration is reasonably likely to occur outside of such twelve (12) month period, the Company’s obligations hereunder to prepare a registration statement and to pay the associated Registration Expenses shall continue, but the Company shall not in any event become obligated to pay the Registration Expenses associated with such registration statement unless it is declared effective after the expiration of such twelve (12) month period.

(d) If the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would or would be reasonably likely to materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction or negotiation involving the Company or otherwise require premature disclosure of information, including financial information, that would be materially disadvantageous to the Company (a “Valid Business Reason”), the Company may postpone filing a registration statement relating to a Demand Registration until such Valid Business Reason no longer exists, but in no event for more than an aggregate of ninety (90) days in any twelve (12) month period and in case a registration statement has been filed relating to a Demand Registration, the Company, upon the approval of a majority of the Board, may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement; provided, however, that, in the event of such withdrawal or termination, the Company shall pay all reasonable out-of-pocket costs and expenses of the Demand Shareholder whether or not such costs and expenses are covered by Section 7. If a registration statement shall be effective at the time the Company postpones, withdraws or terminates it, the Demand Shareholder shall immediately cease to use any prospectus contained therein upon receipt of written notice from the Company. The Company shall give written notice of its determination to postpone or withdraw a registration statement and, if the Valid Business Reason for such postponement or withdrawal no longer exists, of such fact, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone or withdraw a filing under this Section 3(d) more than once in any twelve (12) month period.

(e) Notwithstanding anything to the contrary contained herein, each Holder agrees and acknowledges that no Holder shall make a Demand Registration during the ninety-one (91) days following the date hereof.

Section 4. Other Registration.

     (a)           Each time the Company proposes to register on its own behalf any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities which are also being registered, or a registration statement on Form S-4 or other registration statement filed in connection with any acquisition by the Company or any of its Subsidiaries), the Company shall, at such time, promptly deliver to each Holder written notice of such proposed registration (which notice shall not be given less than five (5) Business Days prior to the effective date of the Company’s registration statement). Upon the written request of any Holder given within two (2) Business Days after receipt of such notice by such Holder indicating the number of shares of Registrable Securities desired to be registered, the Company shall, subject to the provisions of Section 5, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be registered in connection with such offering. Each Holder proposing to sell securities pursuant to this Section 4 shall have the right to withdraw such request for inclusion of Registrable Securities in any registration statement pursuant to this Section 4 by delivering written notice of such withdrawal to the Company. In addition, the Company and/or any selling Holder shall have the right to postpone, terminate or withdraw any registration initiated by it under this Section 4 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

(b)           In connection with any registration on Form S-3 pursuant to Section 4.12 of the Shareholders Agreement (as defined below), or any registration on Form S-1, filed by the Company, the Company shall promptly (but in any event no later than three (3) Business Days prior to the expected filing date of such registration statement, deliver to each Holder written notice of such proposed registration. Upon the written request of any Holder given within three (3) Business Days after receipt of such notice by such Holder indicating the number of shares of Registrable Securities desired to be registered, the Company shall, subject to the provisions of Section 4.12(f) of the Shareholders Agreement, cause to be registered under the Securities Act all of the Registrable Securities that such Holder has requested to be included in such registration statement.

Section 5. Underwritings; Cut-backs.

(a) If the Company proposes or is required by a Holder to register Registrable Securities pursuant to an underwriting, the Company shall not be required to include any Registrable Securities of a Holder in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and its underwriters; provided, however, that no Holder shall be required to make any representations or warranties in connection with any such registration (whether in any underwriting agreement or otherwise) other than representations and warranties as to (i) such Holder's ownership of its Registrable Securities to be Transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such Transfer, (iii) such matters pertaining to such Holder's compliance with securities laws as may be reasonably requested, (iv) the accuracy of any other information provided by such Holder for inclusion in any registration statement which may be required to be provided by a security holder by applicable law or regulation, the regulations of any securities exchange on which the Common Shares are listed, the requirements of market practice or the particular terms or circumstances of the relevant offering, and (v) such Holder's compliance with any prohibition on the use of free writing prospectuses set forth in such underwriting agreement; and provided, further, that the obligation of such Holder to indemnify any Person pursuant to any such underwriting arrangement shall be several, not joint and several, and in proportion to the value of securities it is including in such registration; and provided, further, that such liability will be limited to the net amount received by such Holder from the sale of its Registrable Securities pursuant to such registration. If the total number of securities, including Registrable Securities, requested by all Persons to be included in any offering exceeds the amount of securities to be sold that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the securities requested to be registered can be included in such offering, then the securities that are included in such offering shall be apportioned pro rata among all Persons selling securities in such offering based on the number of Registrable Securities owned by each such Person.

Section 6. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, and subject to Section 3(d), the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to sixty (60) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such sixty (60) day period shall be extended for a period of time equal to the period the holder refrains from selling any securities included in such registration at the request of an underwriter of Common Shares; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such sixty (60) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c) before filing a registration statement or prospectus or any amendments or supplements thereto, provide to counsel of each of (i) GECM, if GECM proposes to register Registrable Securities in such registration, and (ii) the remaining Holders holding Registrable Securities being registered in such registration (as selected by holders of a majority of the Registrable Securities being registered by Holders other than GECM) (each a “Holders’ Counsel”) with an adequate and appropriate opportunity to review and comment on such registration statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company’s control, and the Company shall notify each Holders'   Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered;

(d) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(e) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(f) in the event of any underwritten public offering, (i) enter into and perform its obligations under an underwriting agreement, in usual and customary form and (ii) permit each Holder eligible to participate in any offering to include its Registrable Securities in such offering on the same terms and conditions as the securities of the Company and each other Person included therein subject to (A) the acceptance by such Holder of the terms of such offer as agreed between the Company, the managing underwriter and any other party to such underwriting agreement and (B) Section 5;

(g) do all things customary or reasonably requested by the managing underwriter to assist and facilitate the sale of Registrable Securities in an underwritten offering, including causing its officers and employees to participate in any “road show” and meetings with prospective purchasers; provided that the Company shall only be required to perform its obligations under this Section 6(g) if the anticipated aggregate offering price of all Registrable Securities included in such underwritten offering exceeds $100 million;

(h) cause all such Registrable Securities registered pursuant to this Agreement to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

(i) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(j) use its commercially reasonable efforts in the event of any underwritten public offering to furnish on the date on which such Registrable Securities are sold to the underwriter(s), (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to an underwriter in an underwritten public offering, addressed to the underwriter(s) and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to an underwriter in an underwritten public offering, addressed to the underwriter(s).

Section 7. Expenses. Subject to Section 3(c), all expenses incident to the Company’s performance of or compliance with this Agreement including all registration and filing fees; all fees and expenses associated with filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined by FINRA, and of its counsel), as may be required by the rules and regulations of the SEC, any stock exchange or FINRA; fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel to the Company in connection with “blue sky” qualifications of the Registrable Securities); rating agency fees; printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses); messenger and delivery expenses; the Company’s internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties); the fees and expenses incurred in connection with any listing of the Registrable Securities; fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or “cold comfort” letters required by or incident to such performance); securities acts liability insurance (if the Company elects to obtain such insurance); the fees and expenses of any special experts retained by the Company in connection with such registration; the fees and expenses of other persons retained by the Company; and the reasonable fees and expenses of one (1) counsel to GECM (all such expenses being herein called “Registration Expenses”) will be borne by the Company, whether or not any registration statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Securities, which expenses shall be borne by the Holders selling Registrable Securities pro rata on the basis of the number of Registrable Securities so registered; and further, provided, that in no event shall Registration Expenses include any fees or expenses of counsel to GECM incurred in connection with Section 4(b).

Section 8. Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Agreement, the following shall apply.

(a) To the extent permitted by law, the Company will indemnify and hold harmless Holder, its partners, members, officers, directors, shareholders, legal counsel, accountants, any underwriter (as defined in the Securities Act) and each Person, if any, who controls any Holder or any underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay each Holder and each underwriter, controlling person or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Holder, or any such underwriter, controlling person or other aforementioned person.

(b) To the extent permitted by law, each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement in connection with the registration of Registrable Securities, each Person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other shareholder selling securities in such registration statement and any controlling person of any such underwriter or other shareholder, against any loss, claim, damage, liability or action (joint or several) to which any of the foregoing persons may become subject, against any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder, expressly for use in connection with such registration; and such Holder will pay any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such indemnifying Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 8(b) exceed the net proceeds received by such indemnifying Holder from the offering to which such Violation relates.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party may settle any suit, claim or violation without the unconditional release of the indemnified party on any claims that are the subject matter of the violation and so long as such settlement does not include a statement of or admission of fault of the indemnified party.

(d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) a Holder or any controlling person of a Holder, makes a claim for indemnification pursuant to this Section 8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 8 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of a Holder or any such controlling person in circumstances for which indemnification is provided under this Section 8, then, and in each such case, the Company and such Holder will contribute to the aggregate Violation to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that resulted in such Violation, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided, further, that in no event shall a Holder’s liability pursuant to this Section 8(d), when combined with the amounts paid or payable by such Holder pursuant to Section 8(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering of Registrable Securities are in conflict with the foregoing provisions, the provisions of such underwriting agreement shall control.

(f) The obligations of the Company and the Holders under this Section 8 shall survive (i) the completion of any offering of Registrable Securities in a registration statement under this Agreement and (ii) the termination of this Agreement.

Section 9. Holdback Agreement. Unless the managing underwriter for any registration or offering otherwise agrees, each of the Company and each Holder entitled to participate in such offering agrees (and the Company agrees, in connection with any underwritten registration, to use its commercially reasonable efforts to cause its Affiliates to agree) not to effect any public sale or private offer or distribution of any Common Shares during the ten (10) Business Days prior to the effectiveness under the Securities Act of any underwritten registration and during such time period after the effectiveness under the Securities Act of any underwritten registration (not to exceed ninety (90) days in the case of any other public offering) and except, if applicable as part of such underwritten registration, as the Company and the managing underwriter may agree. Notwithstanding the foregoing, this Section 9 shall not apply unless all then executive officers and directors of the Company and each holder of securities representing 10% or more of the outstanding securities of the Company, enter into similar agreements. Any discretionary waiver or termination of the requirements under the foregoing provisions made by the managing underwriter shall apply to each seller of Registrable Securities on a pro rata basis in accordance with the number of Registrable Securities held by each seller.

Section 10. Reports Under Exchange Act. With a view to making available the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit Holders to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) furnish to each Holder, so long as such Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company as to whether it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or as to whether it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual, quarterly and current reports of the Company under the Exchange Act and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing such Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Section 11. Limitations on Other Registration Rights. Except as provided in this Agreement and in the Amended and Restated Shareholders Agreement, dated as of August 7, 2007 (as subsequently amended ) (the “Shareholders Agreement”), the Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company. Except for registration rights that may be granted to GICo, GAP, OH and WB (each term as defined in the Shareholders Agreement), the Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to Holders in this Agreement or which materially impairs such rights or grant any additional registration rights to any Person or with respect to any securities which are prior in right. Notwithstanding the foregoing, the Company may grant registration rights which are (i) junior to or (ii) pari passu to and pro rata with the rights of the Holders, including, for the avoidance of doubt, the pro rata reduction of each Holder's rights pursuant to Section 6(b) to (f).

Section 12. Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing.

Section 13. Notice to Discontinue.

(a) The Company shall use its best efforts to notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 13(a), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 13(a) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period(s) referred to in Section 6(a)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 13(a) to and including the date when sellers of such Registrable Securities under such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 13(a).

Section 14. Binding Effect; Assignability; Benefit.

(a) Subject to Section 14(b), this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Common Shares or otherwise, except as expressly set forth in the following sentence. Notwithstanding anything to the contrary, the rights of each Holder under this Agreement may be assigned to any direct or indirect transferee of a Holder who agrees in writing to be subject to and bound by all the terms and conditions of this Agreement, so long as (A) such transferee is an Affiliate of such transferring Holder, or (B) such Transfer represents at least 1% of the outstanding Common Shares or, if fewer, shares having a market value of not less than $25 million, except that with respect to the right to make a Demand Request pursuant to Section 3, such number of transferred shares shall be not less than 5% of the outstanding Common Shares. In each case, such percentage or value of shares shall be measured as of the date of Transfer.

Section 15. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person (including by courier or express mail service), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission:

If to any Company to:

GENPACT LIMITED
Canon’s Court
22 Victoria Street
Hamilton, Bermuda
Attention: Board of Managers
Facsimile: (441) 292 8666

with a copy to (which shall not constitute notice):

GENPACT INTERNATIONAL, INC.
105 Madison Avenue
2nd Floor
New York, NY 10016
Attention: Legal Department
Facsimile: (646) 823-0469

If to GECM to:

GE CAPITAL (MAURITIUS) HOLDINGS LIMITED
Les Cascades, Edith Cavell Street
Port Louis, Mauritius
Attention: Board of Directors
Facsimile: 011 230 212 9833

with a copy to (which shall not constitute notice)

GE ENTERPRISES COMPANY
3135 Easton Turnpike, W3A24
Fairfield, CT 06431
Attention: Senior Counsel for Transactions
Facsimile: (203) 373-3008

with a copy to (which shall not constitute notice):

GE CAPITAL EQUITY GROUP, INC.
201 Merritt 7, 1st Floor
P.O. Box 5201
Norwalk, CT 06851
Attention: Account Manager – Genpact/GE Capital Equity
General Counsel
Facsimile: (203) 229-5097

with a copy to (which shall not constitute notice):

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention: Alexander D. Lynch, Esq.
Facsimile: (212) 310-8971

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one (1) Business Day, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile transmissions. Any Person that hereafter becomes a party to this Agreement shall provide its address and fax number to each of the other parties hereto.

Section 16. Waiver; Amendment; Termination.

(a) No provision of this Agreement may be waived or amended except by an instrument in writing executed by the party against whom the waiver or amendment is to be effective.

(b) This Agreement shall terminate with respect to any Holder when such Holder ceases to own any Common Shares. This Agreement shall terminate with respect to Sections 3 and 4(a), ninety (90) days from the date hereof, provided that the termination in this sentence is conditional upon receipt of a legal opinion from counsel, satisfactory to the Company and such Holder, that the entire amount of such Common Shares owned by such Holder may be sold in a single sale without any limitation as to volume under Rule 144 (or any successor or similar provision then in force) under the Securities Act. This Agreement shall terminate with respect to Section 4(b) when the Company’s obligations under Section 4.12 of the Shareholders Agreement to file an initial registration statement thereunder have been satisfied, provided that the Company shall allow any Registrable Securities so registered by any Holder to remain registered thereunder until the Company’s obligations under Section 4.12(a) of the Shareholders Agreement terminate.

Section 17. Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed entirely within such state, without regard to the conflicts of laws rules of such state. Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States for the Southern District of New York or in New York State Court, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts. Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The parties agree that any notice delivered in accordance with Section 15 hereof shall be sufficient to satisfy the service of process requirements of any jurisdiction in which a party may be served.

Section 18. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

Section 19. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his, her or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 20. Entire Agreement. This Agreement and any exhibits and other documents referred to herein or executed in connection herewith constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

Section 21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby shall be consummated as originally contemplated to the fullest extent possible.

Section 22. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GENPACT LIMITED

By: /s/ Heather White
Name: Heather White
Title: Vice President

GE CAPITAL (MAURITIUS) HOLDINGS LIMITED

By: /s/ Lawrence J. Zlatkin
Name: Lawrence J. Zlatkin
Title: Director